Exhibit 99.2
HEARTWARE LIMITED
ABN 34 111 970 257

Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Ph: (+61 2) 9238 2064
Fax: (+61 2) 9238 2063
www.heartware.com.au
Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
9 May 2008
BY E-LODGEMENT
Dear Sir / Madam
Issue of Performance Rights to Chief Executive Officer & Executive Director – Mr Douglas Godshall
I refer to the Company’s ASX Announcement earlier today confirming that Resolution No. 4 was passed at the Company’s Annual General Meeting.
This resolution approves of the grant of 1.1 million Performance Rights to Mr Douglas Godshall, Chief Executive Officer and Executive Director, in the accordance with the rules of the Company’s Performance Rights Plan.
Please find an Appendix 3B attached.
Yours faithfully

David McIntyre
Chief Financial Officer &
Company Secretary

Appendix 3B New issue announcement Rule 2.7, 3.10.3, 3.10.4, 3.10.5 Appendix 3B New issue announcement, application for quotation of additional securities and agreement Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public. Introduced 1/7/96. Origin: Appendix 5. Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003. Name of entity HEARTWARE LIMITED ABN 34 111 970 257 We (the entity) give ASX the following information. Part 1 — All issues You must complete the relevant sections (attach sheets if there is not enough space). 1 (+)Class of (+)securities issued or to be Performance rights (unquoted) issued 2 Number of (+)securities issued or to 1,100,000 Performance rights (unquoted) be issued (if known) or maximum number which may be issued + See chapter 19 for defined terms. 1/1/2003 Appendix 3B Page 1

Appendix 3B New issue announcement 3 Principal terms of the (+)securities 1,100,000 performance rights (unquoted). Each (eg, if options, exercise price and performance right is issued for no monetary expiry date; if partly paid consideration and on vesting entitles the holder to be (+)securities, the amount outstanding issued one ordinary share for no monetary and due dates for payment; if consideration and otherwise each performance right (+)convertible _____ securities, the is issued in accordance with the Company’s conversion price and dates for Performance Rights Plan Rules. These performance conversion) rights vest in four equal tranches as follows: a) Tranche 1 (being 25% of the total performance rights issued) vests on the last to occur of the 1st anniversary of the grant date, the Company receiving CE mark for the HVAD pump, the filing of an application for marketing approval with the Therapeutic Goods Administration and the commencement of the Company’s Bridge-to-Transplant trial in the United State for the HVAD pump. (b) Tranche 2 (being 25% of the total performance rights issued) vests on the last to occur of the 2nd anniversary of the grant date and the completion of enrolment for the HVAD pump under the Company’s Bridge-to-Transplant trial in the United States of America. (c) Tranche 3 (being 25% of the total performance rights issued) vests on the last to occur of the 3rd anniversary of the grant date, the Company applying to the US Food & Drug Administration for premarket approval (PMA) for use of the HVAD pump as a Bridge-to-Transplant therapy and the completion of enrolment for the HVAD pump under the Company’s Destination Therapy trial in the United States. (d) Tranche 4 (being 25% of the total performance rights issued) vests on the last to occur of the 4(th) anniversary of the grant date and the Company completing a human feasibility study for its next generation device, the MVAD pump. Unvested performance rights lapse on the 5(th) anniversary of the grant date. + See chapter 19 for defined terms. Appendix 3B Page 2 1/1/2003

Appendix 3B New issue announcement 4 Do the (+)securities rank equally in all Not applicable – the performance rights are not respects from the date of allotment quoted. with an existing (+)class of quoted (+)securities? However, any ordinary shares issued on vesting _____ and exercise of the performance rights will rank If the additional securities do not equally on issue with all other ordinary shares rank equally, please state: on issue. • the date from which they do • the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment • the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment 5 Issue price or consideration 1,100,000 performance rights (unquoted) issued _____ for no monetary consideration and with an exercise price of A$0.00 per performance right and in accordance with the Company’s Performance Rights Plan. 6 Purpose of the issue Issue of 1,100,000 performance rights to (If issued as consideration for the acquisition of assets, clearly identify employees for the purposes of retention and those assets) otherwise pursuant to the Company’s _____ Performance Rights Plan. 7 Dates of entering (+)securities into 9 May 2008, being the date of despatch of the uncertificated holdings or despatch performance rights certificates to participating of certificates _____ employees. + See chapter 19 for defined terms. 1/1/2003 Appendix 3B Page 3

Appendix 3B New issue announcement Number (+)Class 8 Number and (+)class of all 248,100,277 Fully paid ordinary (+)securities quoted on ASX _____ shares. (including the securities in clause 2 if applicable) Number (+)Class 9 Number and (+)class of all 1,528,408 Options (unquoted) exercisable at (+)securities not quoted on ASX _____ various prices between A$0.60 and (including the securities in clause _____ A$1.50 per option pursuant to the _____ ESOP (which lapse 5 years from their 2 if applicable) respective grant dates). 3,150,000 Performance rights (unquoted) exercisable at A$0.00 per _____ performance right (with unvested _____ performance rights lapsing on the 5(th) anniversary of the grant date) 4,273,804 Options (unquoted) exercisable at _____ A$0.20 per option pursuant to the _____ ESOP (which lapse 5 years from the _____ grant date). 1,044,204 Options (unquoted) exercisable at _____ A$0.50 per option pursuant to the _____ ESOP (which lapse 10 years from the _____ grant date). 9,865,844 Options (unquoted) exercisable at _____ A$1.10 per option pursuant to the _____ ESOP (which lapse 10 years from the _____ grant date). 1,000,000 Options (unquoted) exercisable at _____ A$1.41 per option pursuant to the _____ ESOP (which lapse 10 years from the _____ grant date). 3,864,204 Options (unquoted) exercisable at _____ prices between A$0.75 per option _____ pursuant to the ESOP (which lapse _____ between 7 and 10 from the grant _____ date). 1,850,000 Incentive Options (unquoted) exercisable at various prices between _____ A$0.60 and A$1.50 per option (which _____ lapse 5 years from their grant date). 1 Convertible note (unquoted) for A$1.42 million accruing interest at 2% per annum calculated monthly in arrears. Principal and capitalised interest are repayable from 24 January 2007. The note is convertible at anytime into ordinary shares at the rate of A$1.00 per ordinary share. + See chapter 19 for defined terms. Appendix 3B Page 4 1/1/2003

Appendix 3B New issue announcement 10 Dividend policy (in the case of a N/A trust, distribution policy) on the increased capital (interests) Part 2 — Bonus issue or pro rata issue 11 Is security holder approval N/A required? 12 Is the issue renounceable or non- N/A renounceable? 13 Ratio in which the (+)securities will N/A be offered 14 (+)Class of (+)securities to which the N/A offer relates 15 (+)Record date to determine N/A entitlements 16 Will holdings on different registers N/A (or subregisters) be aggregated for calculating entitlements? 17 Policy for deciding entitlements in N/A relation to fractions 18 Names of countries in which the N/A entity has (+)security holders who will not be sent new issue documents Note: Security holders must be told how their entitlements are to be dealt with. Cross reference: rule 7.7. 19 Closing date for receipt of N/A acceptances or renunciations 20 Names of any underwriters _____ N/A 21 Amount of any underwriting fee or N/A commission 22 Names of any brokers to the issue N/A 23 Fee or commission payable to the N/A broker to the issue + See chapter 19 for defined terms. 1/1/2003 Appendix 3B Page 5

Appendix 3B New issue announcement 24 Amount of any handling fee N/A payable to brokers who lodge acceptances or renunciations on behalf of (+)security holders 25 If the issue is contingent on N/A (+)security holders’ approval, the date of the meeting 26 Date entitlement and acceptance N/A form and prospectus or Product Disclosure Statement will be sent to persons entitled 27 If the entity has issued options, and N/A the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders 28 Date rights trading will begin (if N/A applicable) 29 Date rights trading will end (if N/A applicable) 30 How do (+)security holders sell their N/A entitlements in full through a broker? 31 How do (+)security holders sell part N/A of their entitlements through a broker and accept for the balance? 32 How do (+)security holders dispose N/A of their entitlements (except by sale through a broker)? 33 (+)Despatch date _____ N/A Part 3 — Quotation of securities You need only complete this section if you are applying for quotation of securities 34 Type of securities (tick one) (a) (Securities described in Part 1) + See chapter 19 for defined terms. Appendix 3B Page 6 1/1/2003

Appendix 3B New issue announcement (b) (All other securities) Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities Entities that have ticked box 34(a) Additional securities forming a new class of securities Tick to indicate you are providing the information or _____ documents 35 (If the)(+)(securities are)(+)(equity securities, the names of the 20 largest holders of the) additional (+)securities, and the number and percentage of additional (+)securities held by those holders 36 (If the)(+)(securities are)(+)(equity securities, a distribution schedule of the additional) (+)securities setting out the number of holders in the categories 1 — 1,000 1,001 — 5,000 5,001 — 10,000 10,001 — 100,000 100,001 and over 37 (A copy of any trust deed for the additional)(+)(securities) Entities that have ticked box 34(b) 38 Number of securities for which (+)quotation is sought 39 Class of (+)securities for which quotation is sought 40 Do the (+)securities rank equally in all respects from the date of allotment with an existing (+)class of quoted (+)securities? If the additional securities do not rank equally, please state: • the date from which they do • the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment • the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment + See chapter 19 for defined terms. 1/1/2003 Appendix 3B Page 7

Appendix 3B New issue announcement 41 Reason for request for quotation now Example: In the case of restricted securities, end of restriction period (if issued upon conversion of another security, clearly identify that other security) Number (+)Class 42 Number and (+)class of all (+)securities _____ quoted on ASX (including the securities in clause 38) Quotation agreement 1 (+)Quotation of our additional (+)securities is in ASX’s absolute discretion. ASX may quote the (+)securities on any conditions it decides. 2 We warrant the following to ASX. • The issue of the (+)securities to be quoted complies with the law and is not for an illegal purpose. • There is no reason why those (+)securities should not be granted (+)quotation. • An offer of the (+)securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act. Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty • Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any (+)securities to be quoted and that no-one has any right to return any (+)securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the (+)securities be quoted. • We warrant that if confirmation is required under section 1017F of the Corporations Act in relation to the (+)securities to be quoted, it has been provided at the time that we request that the (+)securities be quoted. • If we are a trust, we warrant that no person has the right to return the (+)securities to be quoted under section 1019B of the Corporations Act at the time that we request that the (+)securities be quoted. + See chapter 19 for defined terms. Appendix 3B Page 8 1/1/2003

Appendix 3B New issue announcement 3 We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement. 4 We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before (+)quotation of the (+)securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete. Sign here: .. Date: ....9 May 2008......... (Director/Company secretary) Print name: ..David McIntyre............................ == == == == == + See chapter 19 for defined terms. 1/1/2003 Appendix 3B Page 9